Exhibit 10.35

EXECUTED VERSION

ADMINISTRATION AGREEMENT

among

ONEMAIN FINANCIAL WAREHOUSE TRUST,

as Issuer

ONEMAIN FINANCIAL, INC.,

as Administrator

WELLS FARGO BANK, N.A.,

as Issuer Loan Trustee

and

ONEMAIN FINANCIAL WAREHOUSE, LLC,

as Depositor

Dated as of February 3, 2015

THIS ADMINISTRATION AGREEMENT (the “Agreement”) is entered into as of February 3, 2015, by and among ONEMAIN FINANCIAL WAREHOUSE TRUST, a Delaware statutory trust, as issuer (the “Issuer”), ONEMAIN FINANCIAL, INC. (“OneMain Financial”), a Delaware corporation, as administrator (the “Administrator”), WELLS FARGO BANK, N.A. (“Wells Fargo”), a national banking association, not in its individual capacity, but solely as issuer loan trustee for the benefit of the Issuer (the “Issuer Loan Trustee”), and ONEMAIN FINANCIAL WAREHOUSE, LLC, a Delaware limited liability company, as depositor (the “Depositor”).

Certain capitalized terms in this Agreement are defined in and shall have the respective meanings assigned to them in Part A of Schedule II (together with Part B of such Schedule II, the “Definitions Schedule”) to that certain Sale and Servicing Agreement, dated as of February 3, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Sale and Servicing Agreement”), by and among the Depositor, Wells Fargo, not in its individual capacity, but solely as depositor loan trustee for the benefit of the Depositor (in such capacity, the “Depositor Loan Trustee”), OneMain Financial, as servicer (in such capacity, the “Servicer”), the Subservicers party thereto as identified in Schedule I thereto, the Issuer and the Issuer Loan Trustee. The rules of construction set forth in Part B of the Definitions Schedule shall be applicable to this Agreement.

W I T N E S S E T H:

WHEREAS, the Issuer is a statutory trust under the Delaware Statutory Trust Act (12 Del. C. § 3801 et seq.) governed pursuant to that certain Amended and Restated Trust Agreement, dated as of the Closing Date (as amended, restated, supplemented or otherwise modified from time to time, the “Trust Agreement”), between the Depositor, as depositor and beneficiary, and Wilmington Trust, National Association, as owner trustee (the “Owner Trustee”);

WHEREAS, the Issuer and the Issuer Loan Trustee are parties to that certain Loan Trust Agreement (the “Issuer Loan Trust Agreement”), dated as of the Closing Date, for the purpose of providing for, among other things, (a) the Issuer Loan Trustee to hold all right, title and interest to the Loans for the benefit of the Issuer, (b) the pledge of such beneficial interest of the Issuer in the Loans (and the Issuer Loan Trustee’s legal interest in the Loans) to the Indenture Trustee, for the benefit of the Noteholders, pursuant to the Indenture, and (c) the Issuer Loan Trustee to enter into, and comply with, the Sale and Servicing Agreement, the Indenture and any other applicable Transaction Document;

WHEREAS, the Issuer will issue, under that certain Indenture, dated as of the Closing Date (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), by and among the Issuer, the Servicer, the Issuer Loan Trustee, Wells Fargo, as the indenture trustee (in such capacity, the “Indenture Trustee”) and as the account bank, its OneMain Financial Warehouse Trust Series 2015-A Variable Funding Notes (the “Notes”) and, under the Trust Agreement, the Trust Certificate (the “Trust Certificate” and collectively with the Notes, the “Securities”);

WHEREAS, the Notes will be secured by certain collateral, as more particularly set forth in the Indenture;

WHEREAS, the Trust Certificate will be issued pursuant to the Trust Agreement and the Trust Certificate will represent the beneficial ownership interest in the Issuer;

WHEREAS, pursuant to the Transaction Documents, the Issuer and the Issuer Loan Trustee are required to perform certain duties in connection with (a) the Notes and the collateral therefor pledged pursuant to the Indenture (the “Collateral”) and (b) the undivided beneficial ownership interest in the Issuer represented by the Trust Certificate;

WHEREAS, the Issuer and the Issuer Loan Trustee desire to have the Administrator and the Depositor, or the respective designee thereof, perform certain of the duties of the Issuer and the Issuer Loan Trustee referred to in the preceding clause, and to provide such additional services consistent with the terms of this Agreement and the Transaction Documents as the Issuer, the Issuer Loan Trustee or the Owner Trustee may from time to time request; and

WHEREAS, the Administrator has the capacity to provide the respective services required hereby and is willing to perform such services for the Issuer, the Issuer Loan Trustee or the Owner Trustee on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

SECTION 1. DUTIES OF THE ADMINISTRATOR.

(a) The Administrator agrees to perform all of the duties of the Issuer and the Issuer Loan Trustee and shall take all appropriate action that is the duty of the Issuer or the Issuer Loan Trustee to take with respect to the following matters under the Trust Agreement, the Issuer Loan Trust Agreement, the Indenture and the Note Purchase Agreement:

(i) causing the preparation of Notes for execution by the Authorized Officer of the Issuer (I) upon original issuance, (II) upon the surrender for registration of any transfer or exchange of Notes and (III) for the replacement of any lost, stolen or mutilated Notes, and delivering of such Notes to the Indenture Trustee for authentication (Sections 2.03, 2.05, 2.06 of the Indenture);

(ii) delivering to the Indenture Trustee for cancellation any Notes previously authenticated and delivered that the Issuer acquired in any lawful manner (Section 2.08 of the Indenture);

(iii) directing the Indenture Trustee to undertake reasonable notification and discharge efforts with respect to the payment of any due and payable amount left unclaimed for two years (Section 3.03 of the Indenture);

(iv) keeping in full effect the Issuer’s existence, rights and franchises as a statutory trust under the laws of Delaware and the Issuer’s qualification to do business in each jurisdiction in which such qualification is or shall be necessary to comply with the Issuer’s obligations under the Transaction Documents (Section 3.04 of the Indenture);

(v) from time to time, taking all actions, including without limitation preparing, or causing to be prepared, authorizing, executing and delivering all such supplements and amendments to the Indenture and all such financing statements, amendments to financing statements, continuation statements, if any, instruments of further assurance and other instruments, necessary or advisable to: (I) grant more effectively all or any portion of the Trust Estate as security for the Notes; (II) maintain or perfect or preserve the lien and security interest (and the priority thereof) of the Indenture or to carry out more effectively the purposes thereof; (III) perfect, publish notice of or protect the validity of any Grant made, or to be made, by the Indenture and the priority thereof; or (IV) preserve and defend title to the Trust Estate and the rights therein of the Indenture Trustee and the Noteholders secured thereby against the claims of all Persons and parties (Section 3.05 of the Indenture);

(vi) annually in accordance with the Indenture, furnishing to the Indenture Trustee an Opinion of Counsel with respect to the maintenance of the lien and security interest created by the Indenture (Section 3.06 of the Indenture);

(vii) giving prompt notice to the Indenture Trustee, each Noteholder, the Administrative Agent and the Rating Agency, as applicable, upon having knowledge thereof, of any Servicer Default, any Early Amortization Event under the Indenture, any Event of Default under the Indenture, any default on the part of any party thereto of its obligations under the Loan Purchase Agreement and any Insolvency Event with respect to the Issuer (Sections 3.07(d) and 3.15 of the Indenture and Section 8.01(c) of the Note Purchase Agreement);

(viii) delivering to the Indenture Trustee a copy of the Loan Schedule (as defined in the Sale and Servicing Agreement) received by the Issuer pursuant to the Sale and Servicing Agreement and a copy of each notice received by the Issuer from the Administrative Agent, the Funding Agents and the Noteholders (Sections 3.07(e) and 11.04(b) of the Indenture and Sections 2.07 and 3.01(a) of the Note Purchase Agreement);

(ix) annually, in accordance with the Indenture, causing a review of the activities of the Issuer during the applicable period and of its performance under the Indenture and delivering to the Indenture Trustee and the Administrative Agent an Officer’s Certificate in respect of such review (Section 3.09 of the Indenture);

(x) upon written request of the Indenture Trustee or the Administrative Agent, executing and delivering such further instruments and doing further acts as may be reasonably necessary or proper to carry out more effectively the purpose of the Indenture (Section 3.17 of the Indenture);

(xi) permitting inspection of the Issuer’s books, records and premises to the extent that the same are maintained by the Administrator (Section 11.13 of the Indenture);

(xii) delivering to the Indenture Trustee, upon its request, an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to the Indenture (Section 6.03(q) of the Indenture);

(xiii) furnishing the Indenture Trustee in writing the names, addresses and taxpayer identification numbers of the Holders of Notes as they appear on the Note Register during any period when the Indenture Trustee is not the Note Registrar (Section 7.01 of the Indenture);

(xiv) from time to time, taking actions required by the Issuer pursuant to the Issuer Loan Trust Agreement, including without limitation furnishing documentation and performing the obligations of the Issuer thereunder (Sections 2.5, 2.6(c), 2.13, 5.3 and Article III of the Issuer Loan Trust Agreement) and providing direction to the Issuer Loan Trustee;

(xv) at the written direction of the Depositor, signing on behalf of the Issuer any Periodic Filings of the Issuer or other documents relating to the Issuer prepared by, or on behalf of, the Depositor;

(xvi) preparing and signing on behalf of the Issuer any documents relating to the Depository Agreement in connection with the Notes;

(xvii) causing the Issuer to provide (or providing on the Issuer’s behalf) such additional financial or other information with respect to the Transaction Documents or the Issuer as the Administrative Agent may from time to time reasonably request (Section 8.01(g) of the Note Purchase Agreement);

(xviii) annually (or more frequently to the extent permitted in the Note Purchase Agreement) (a) causing an independent nationally recognized accounting firm or an independent audit and consulting firm specializing in securitization transactions reasonably satisfactory to the Administrative Agent, to enter the premises of, and examine and audit the books, records and accounts of, the Issuer and any Person to whom the Issuer delegates all or any portion of its duties under any Transaction Document to which it is a party, (b) permitting such firm to discuss the Issuer’s and such other Person’s affairs and finances with the officers, partners, employees and accountants of any of them, (c) causing such firm to provide to the Administrative Agent and each Purchaser with a report in respect of the foregoing, and (d) authorizing such firm to discuss such affairs, finances and performance with representatives of the Administrative Agent and the Purchasers and their designees (Section 8.01(h) of the Note Purchase Agreement);

(xix) preparing (and executing and delivering to the Administrative Agent on behalf of the Issuer) all such documents and instruments and causing the Issuer to do (or doing on its behalf) all such other acts and things as may be necessary or reasonably required by the Administrative Agent to enable the Administrative Agent to exercise and enforce its rights under the Note Purchase Agreement and the other Transaction Documents and to realize thereon, and recording and filing and re-recording and re-filing on behalf of the Issuer all such documents and instruments, at such time or times, in such manner and at such place or places, as may be necessary or reasonably required by the Administrative Agent to validate, preserve, perfect and protect the position of the Purchasers under the Note Purchase Agreement and the other Transaction Documents or to more fully effect the purposes of the Note Purchase Agreement (Section 8.01(i) of the Note Purchase Agreement);

(xx) to the extent that any rating provided by any rating agency with respect to any commercial paper notes issued by any Conduit Purchaser is conditional upon the furnishing of documents or the taking of any other action in connection with the transactions contemplated by the Note Purchase Agreement, causing the Issuer to use all commercially reasonable efforts to furnish such documents and take any such other action (Section 8.01(k) of the Note Purchase Agreement); and

(xxi) any other duties expressly required to be performed by the Administrator under the Indenture, the Trust Agreement or any other Transaction Document.

(b) The Administrator shall, if required under the terms of any of the Transaction Documents, record the Indenture, Trust Agreement or any Transaction Document.

(c) In carrying out the foregoing duties or any of its other obligations under this Agreement, the Administrator may enter into transactions with or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer and shall be, in the Administrator’s opinion, no less favorable to the Issuer than would be available from unaffiliated parties.

(d) In addition to the duties of the Administrator set forth in clauses (a) and (b) above, the Administrator shall perform such calculations and shall prepare for execution by the Issuer or the Issuer Loan Trustee or shall cause the preparation by other appropriate persons of all such documents, reports, filings, instruments, certificates, notices and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Transaction Documents and shall take all appropriate action that it is the duty of the Issuer to take pursuant to the Transaction Documents (other than those required to be performed by the Depositor pursuant to Section 2 hereof) and are reasonably within the capability of the Administrator, in each case for the account of and at the expense of the Issuer; provided that any such reimbursements from the Issuer shall be paid solely in accordance with, and subject to, Section 8.06 of the Indenture. Subject to Section 5, the Administrator shall administer, perform or supervise the performance of such other activities in connection with the Collateral (including the Transaction Documents) as are not covered by any of the foregoing provisions (and are not required to be performed by the Depositor pursuant to Section 2 hereof) and are reasonably within the capability of the Administrator.

(e) Notwithstanding anything to the contrary in this Agreement, the Administrator shall not be obligated to, and shall not, take any action that the Issuer or Issuer Loan Trustee directs the Administrator not to take or which could reasonably be expected to result in a violation or breach of the Issuer’s or the Issuer Loan Trustee’s covenants, agreements or obligations under any of the Transaction Documents.

(f) The Administrator shall maintain appropriate books of account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection by the Issuer, the Issuer Loan Trustee and the Indenture Trustee at any time during normal business hours.

(g) Nothing contained herein shall limit any duty or obligation of OneMain Financial in any other capacity under any other Transaction Document.

(h) Notwithstanding anything to the contrary in this Agreement, the Administrator shall not (i) incur any indebtedness on behalf of the Issuer or the Issuer Loan Trustee (provided that the requesting of Series A Advances shall not be deemed to be an incurrence of indebtedness on behalf of the Issuer or the Issuer Loan Trustee) and (ii) except as provided in the Transaction Documents, sell the Trust Estate.

Subject to the provisions and limitations of Section 1(e), with respect to the following matters, the Administrator shall not take any of the following actions unless (i) the Administrator provides at least ten (10) days’ prior written notice to the Noteholders and the Beneficiaries of the proposed action and (ii) the written consent of the Directing Holder (or the Administrative Agent acting at its direction) shall have been received by the Administrator with respect to such action:

(i) the initiation of any claim or lawsuit by the Issuer (except claims or lawsuits brought in connection with the collection of the Loans or the enforcement of any rights and obligations under the Transaction Documents) and the compromise or settlement of any action, proceeding, investigation, claim or lawsuit brought by or against the Issuer (except with respect to the aforementioned claims or lawsuits for collection of the Loans);

(ii) the confession of a judgment against the Issuer; or

(iii) the possession of the Owner Trust Estate, or assignment of the Trust’s right to property, other than pursuant to the Transaction Documents.

SECTION 2. DUTIES OF THE DEPOSITOR.

(a) The Depositor agrees to perform all of the duties of the Issuer and the Issuer Loan Trustee and shall take all appropriate action that is the duty of the Issuer or Issuer Loan Trustee to take with respect to the following matters under the Trust Agreement, the Issuer Loan Trust Agreement, the Sale and Servicing Agreement, the Indenture and the Note Purchase Agreement:

(i) executing on behalf of the Issuer any certifications required for opinions of counsel on the Closing Date;

(ii) (I) preparing and filing all initial UCC filings required under the Indenture and the Transaction Documents on or about the Closing Date, (II) preparing all necessary UCC-1 and UCC-3 financing statements for the purpose of continuing or amending the UCC-1 financing statements relating to the Sellers, the Depositor, the Depositor Loan Trustee, the Issuer and the Issuer Loan Trustee, each naming the appropriate party as debtor and the appropriate party as secured party, as are required and for as long as this Agreement and the Indenture remain outstanding and (III) filing such financing statements in a timely manner, in each case at the expense of the Issuer;

(iii) preparing, executing and filing any reports or other information that are required to be prepared or filed by the Issuer in order to comply with federal, state or foreign securities laws, or exemptions thereunder, and the rules and regulations of any exchange upon which the Securities may be listed;

(iv) upon request of the Indenture Trustee or the Administrative Agent, executing and delivering such further instruments and doing such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of the Indenture (Section 3.17 of the Indenture);

(v) preserving the Issuer’s existence, rights and franchises as a statutory trust under the laws of the State of Delaware and obtaining and maintaining its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Indenture, the Notes, the Trust Estate and each other related instrument and agreement included in the Trust Estate (Section 3.04 of the Indenture);

(vi) monitoring the Issuer’s compliance with its negative covenants and its separateness covenants under the Indenture and the Transaction Documents (Sections 3.04, 3.07, 3.08, 3.11, 3.12, 3.13, 3.16 and 3.18 of the Indenture, and Sections 8.01(b), (e), (f), (l), (m) and (n) of the Note Purchase Agreement);

(vii) removing the Indenture Trustee for cause, appointing a successor Indenture Trustee and, if necessary, petitioning a court of competent jurisdiction for the appointment of a successor Indenture Trustee (Section 6.08 of the Indenture);

(viii) preparing Issuer Orders and Officer’s Certificates (and executing the same on behalf of the Issuer) and obtaining an Opinion of Counsel, if necessary, for the release of the lien of the Indenture with respect to all or any portion of the Trust Estate or the authorization of the Servicer to execute instruments of satisfaction or cancellation and other comparable instruments (Section 8.05 of the Indenture);

(ix) retiring the Notes on any day on which either the Issuer or the Depositor exercises its optional redemption right, respectively (Section 8.08 of the Indenture);

(x) preparing Issuer Orders and Officer’s Certificates (and executing the same on behalf of the Issuer) and obtaining Opinions of Counsel and Tax Opinions with respect to the execution of supplemental indentures (Sections 9.02 and 9.03 of the Indenture);

(xi) preparing Officer’s Certificates (and executing the same on behalf of the Issuer) regarding the Issuer’s compliance with the terms of the Indenture (Section 11.01 of the Indenture);

(xii) preparing Issuer Orders and Officer’s Certificates (and executing the same on behalf of the Issuer) and obtaining an Opinion of Counsel with respect to any request by the Issuer to the Indenture Trustee to take any action under the Indenture;

(xiii) from time to time, taking actions required by the Issuer pursuant to the Issuer Loan Trust Agreement, including without limitation furnishing documentation and performing the obligations of the Issuer thereunder (Sections 2.5, 2.6(c), 2.13, 5.3 and Article III of the Issuer Loan Trust Agreement) and providing direction to the Issuer Loan Trustee;

(xiv) in connection with each Additional Loan Assignment and the related Additional Loan Assignment Schedule, executing each such Additional Loan Assignment on behalf of the Issuer (Section 2.08(b)(iii) and (d) of the Sale and Servicing Agreement) and any assignment agreements as deemed necessary to effect any repurchase obligation of any loan for breach under Section 2.06 of the Sale and Servicing Agreement;

(xv) preparing any tax returns, Periodic Filings or other documents relating to the Issuer (Section 2.06 and 12.10 of the Trust Agreement and Section 3.14 of the Indenture);

(xvi) determining the amount and date of any Increase, requesting the making of Series A Advances to the Issuer, preparing Funding Notices (and executing the same on behalf of the Issuer) and delivering such Funding Notices to the Administrative Agent, and drawing principal amounts of Series A Notes in the amount of such Series A Advances in accordance with the Indenture and the Note Purchase Agreement (Section 2.12 of the Indenture and Section 2.03 of the Note Purchase Agreement);

(xvii) determining the amount and date of any Optional Prepayment, preparing Optional Prepayment Notices (and executing the same on behalf of the Issuer) and delivering such Optional Prepayment Notices to the Administrative Agent, and causing the Indenture Trustee to make Optional Prepayments in accordance with the Indenture and the Note Purchase Agreement (Section 2.13(a) of the Indenture and Section 2.03(b) of the Note Purchase Agreement);

(xviii) determining the amount and date of any Voluntary Decrease, preparing Voluntary Decrease Notices (and executing the same on behalf of the Issuer) and delivering such Voluntary Decrease Notices to the Administrative Agent, and causing the Indenture Trustee to pay Decrease Prepayment Amounts on the date of any Decrease in accordance with the Indenture and the Note Purchase Agreement (Section 2.13 of the

Indenture and Section 2.03 of the Note Purchase Agreement);

(xix) preparing and delivering on behalf of the Issuer notices, in advance of any Delayed Funding Date, of the Issuer’s inability to satisfy conditions to funding (Section 2.07 of the Note Purchase Agreement);

(xx) requesting that a Purchaser use commercially reasonable efforts to designate a different lending office for funding or booking of its Series A Advances or to assign its rights and obligations under the Note Purchase Agreement to another of its offices, branches or affiliates (Section 3.09(a) of the Note Purchase Agreement);

(xxi) requiring a Purchaser or Purchaser Group, as applicable, to assign and delegate its interests, rights and obligations under the Note Purchase Agreement and the other Transaction Documents to an Eligible Assignee, and notifying the applicable Purchaser, Funding Agent and the Administrative Agent of such requirement (Section 3.09(b) of the Note Purchase Agreement);

(xxii) preparing Officer’s Certificates (and executing the same on behalf of the Issuer) and obtaining Opinions of Counsel with respect to the entry by the Issuer into the Note Purchase Agreement (Sections 7.01(e), (h), (k) and (l) of the Note Purchase Agreement);

(xxiii) causing the Issuer to provide (or providing on the Issuer’s behalf) such additional financial or other information with respect to the Transaction Documents or the Issuer as the Administrative Agent may from time to time reasonably request (Section 8.01(g) of the Note Purchase Agreement);

(xxiv) preparing (and executing on behalf of the Issuer or causing the Issuer to execute) amendments and waivers to the Note Purchase Agreement (Section 9.01 of the Note Purchase Agreement); and

(xxv) annually (or more frequently to the extent permitted in the Note Purchase Agreement) (a) causing an independent nationally recognized accounting firm or an independent audit and consulting firm specializing in securitization transactions reasonably satisfactory to the Administrative Agent, to enter the premises of, and examine and audit the books, records and accounts of, the Issuer and any Person to whom the Issuer delegates all or any portion of its duties under any Transaction Document to which it is a party, (b) permitting such firm to discuss the Issuer’s and such other Person’s affairs and finances with the officers, partners, employees and accountants of any of them, (c) causing such firm to provide to the Administrative Agent and each Purchaser with a report in respect of the foregoing, and (d) authorizing such firm to discuss such affairs, finances and performance with representatives of the Administrative Agent and the Purchasers and their designees (Section 8.01(h) of the Note Purchase Agreement); and

(xxvi) preparing (and executing and delivering to the Administrative Agent on behalf of the Issuer) all such documents and instruments and causing the Issuer to do (or doing on its behalf) all such other acts and things as may be necessary or reasonably required by the Administrative Agent to enable the Administrative Agent to exercise and enforce its rights under the Note Purchase Agreement and the other Transaction Documents and to realize thereon, and recording and filing and re-recording and re-filing on behalf of the Issuer all such documents and instruments, at such time or times, in such manner and at such place or places, as may be necessary or reasonably required by the Administrative Agent to validate, preserve, perfect and protect the position of the Purchasers under the Note Purchase Agreement and the other Transaction Documents or to more fully effect the purposes of the Note Purchase Agreement (Section 8.01(i) of the Note Purchase Agreement);

(xxvii) to the extent that any rating provided by any rating agency with respect to any commercial paper notes issued by any Conduit Purchaser is conditional upon the furnishing of documents or the taking of any other action in connection with the transactions contemplated by the Note Purchase Agreement, causing the Issuer to use all commercially reasonable efforts to furnish such documents and take any such other action (Section 8.01(k) of the Note Purchase Agreement); and

(xxviii) performing any other duties expressly required to be performed by the Depositor under the Indenture, the Trust Agreement, the Issuer Loan Trust Agreement, the Sale and Servicing Agreement, the Note Purchase Agreement or any other Transaction Document.

(b) Notwithstanding anything to the contrary in this Agreement, the Depositor shall not (i) incur any indebtedness on behalf of the Issuer or the Issuer Loan Trustee (provided that the requesting of Series A Advances shall not be deemed to be an incurrence of indebtedness on behalf of the Issuer or the Issuer Loan Trustee), (ii) except as provided in the Transaction Documents, sell the Trust Estate, (iii) take any other action that the Issuer or the Issuer Loan Trustee directs the Depositor not to take on its behalf, or (iv) take any action that could reasonably be expected to result in a violation or breach of the Issuer’s or the Issuer Loan Trustee’s covenants, agreements or obligations under any of the Transaction Documents.

(c) The Depositor will not amend, or agree to amend, in any respect its certificate of formation, the Depositor LLC Agreement, the Trust Agreement, the Depositor Loan Trust Agreement, the Issuer Loan Trust Agreement, the certificate of trust of the Issuer, or the Depositor’s other organizational documents, unless (i) the Rating Agency Condition is satisfied, (ii) the Required Noteholders (or the Administrative Agent acting at their direction) shall have consented to such amendment and (iii) such amendment is effected in accordance with the terms of the applicable organizational document.

SECTION 3. ADDITIONAL INFORMATION TO BE FURNISHED TO THE ISSUER.

The Administrator shall furnish in writing to the Issuer from time to time such additional information regarding the Collateral as the Issuer shall reasonably request.

SECTION 4. INDEPENDENCE OF THE ADMINISTRATOR.

For all purposes of this Agreement, the Administrator shall be an independent contractor and shall not be subject to the supervision of the Issuer or the Owner Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by the Issuer in this Agreement or otherwise, the Administrator shall have no authority to act for or represent the Issuer, the Issuer Loan Trustee or the Owner Trustee in any way and shall not otherwise be deemed an agent of the Issuer, the Issuer Loan Trustee or the Owner Trustee.

SECTION 5. NO JOINT VENTURE.

Nothing contained in this Agreement (i) shall constitute the Administrator and any of the Issuer, the Issuer Loan Trustee or the Owner Trustee as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

SECTION 6. OTHER ACTIVITIES OF ADMINISTRATOR.

Nothing herein shall prevent the Administrator or its respective Affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity for any other person or entity even though such person or entity may engage in business activities similar to those of the Issuer or the Owner Trustee.

SECTION 7. TERM OF AGREEMENT; RESIGNATION AND REMOVAL OF ADMINISTRATOR.

(a) This Agreement shall continue in force until the termination of the Trust Agreement in accordance with its terms, upon which event this Agreement shall automatically terminate.

(b) Subject to Section 7(e), the Administrator may resign its duties hereunder by providing the Issuer with at least sixty (60) days’ prior written notice.

(c) Subject to Section 7(e), the Issuer and the Required Noteholders (or the Administrative Agent acting at their direction) may remove the Administrator without cause by providing the Administrator with at least sixty (60) days’ prior written notice.

(d) Subject to Section 7(e), the Issuer and the Required Noteholders (or the Administrative Agent acting at their direction) may remove the Administrator immediately upon written notice of termination from the Issuer following the receipt of the consent of the Required Noteholders or the Administrative Agent, as applicable, to the Administrator if any of the following events shall occur:

(i) the Administrator shall default in the performance of any of its duties under this Agreement and, after notice of such default, shall not cure such default within ten (10) days (or, if such default cannot be cured in such time, shall not give within ten (10) days such assurance of cure as shall be reasonably satisfactory to the Issuer); or

(ii) an Insolvency Event shall occur with respect to the Administrator.

The Administrator agrees that if any of the events specified in clause (ii) of this Section 7(d) shall occur, it shall give written notice thereof to the Issuer and the Indenture Trustee within seven (7) days after the occurrence of such event.

(e) No resignation or removal of the Administrator pursuant to this Section shall be effective until (i) a successor Administrator shall have been appointed by the Issuer and (ii) such successor Administrator shall have agreed in writing to be bound by the terms of this Agreement in the same manner as the Administrator is bound hereunder.

If a successor Administrator does not take office within sixty (60) days after the retiring Administrator resigns or is removed, the resigning or removed Administrator or the Issuer may petition any court of competent jurisdiction for the appointment of a successor Administrator.

In the event that the Administrator resigns or is terminated hereunder, the Administrator shall use its commercially reasonable efforts to and shall cooperate with the Issuer and take other reasonable steps requested by the Issuer to assist in the orderly and efficient transfer of the administration of the Issuer to the successor Administrator.

SECTION 8. ACTION UPON TERMINATION, RESIGNATION OR REMOVAL OF THE ADMINISTRATOR.

Promptly upon the effective date of termination of this Agreement or the resignation or removal of the Administrator pursuant to Section 7, the Administrator shall be entitled to be paid all fees and reimbursable expenses, including any reasonable out-of-pocket attorneys’ fees, accruing to it to the date of such termination, resignation or removal. The Administrator shall forthwith upon such termination pursuant to Section 7 deliver to the successor Administrator all property and documents of or relating to the Collateral then in the custody of the Administrator, or if this Agreement has been terminated, to the Depositor. In the event of the resignation or removal of the Administrator pursuant to Section 7, the Administrator shall cooperate with the Issuer and the Depositor and take all reasonable steps requested to assist the Issuer and the Depositor in making an orderly transfer of the duties of the Administrator.

SECTION 9. COMPENSATION.

The Administrator will be compensated by the Depositor for the performance of the duties and provision of the services called for in this Agreement as separately agreed between the Depositor and the Administrator. Any opinion, filing or other services performed by the Administrator hereunder that generates additional costs shall be at the expense of the Depositor.

SECTION 10. NOTICES.

Any notice, report or other communication given hereunder shall be in writing, delivered by mail, overnight courier, electronic communication or facsimile and addressed as follows:

(a)	if to the Issuer, to:

OneMain Financial Warehouse Trust

c/o Wilmington Trust, National Association

Rodney Square North

1100 North Market Street

Wilmington, Delaware 19890

Attention: Corporate Trust Administration

Telephone: (302) 636-6128

Facsimile: (302) 636-4140

Email address: CitiFinancial\OMFIT.FundingWarehouse@citi.com

With a copy to the Administrator, at the address provided below.

(b)	if to the Issuer Loan Trustee, to:

Wells Fargo Bank, N.A.

Sixth and Marquette Ave.

MAC N9311-161

Minneapolis, MN 55469

Attention: Corporate Trust Services

Telephone: (612) 667-7181

Facsimile: (612) 667-3464

Email address: marianna.c.stershic@wellsfargo.com

(c)	if to the Administrator, to:

OneMain Financial, Inc.

300 St. Paul Place

Baltimore, MD 21202

Attention: Oona Robinson

Telephone: (410) 332-7723

Email address: oona.robinson@citi.com

with a copy to:

OneMain Financial, Inc.

300 St. Paul Place

Baltimore, MD 21202

Attention: Office of General Counsel

(d)	if to the Depositor, to:

OneMain Financial Warehouse, LLC

300 St. Paul Place

BSP15

Baltimore, MD 21202

Telephone: (410) 332-2964

Email address: OMFIT.FundingWarehouse@citi.com

with a copy to:

OneMain Financial, Inc.

300 St. Paul Place

Baltimore, MD 21202

Attention: Office of General Counsel

(e)	in the case of notice to a Rating Agency, at the following address:

DBRS, Inc.

140 Broadway, 35th Floor

New York, NY 10005

Attention: Eric Rapp

Email address: erapp@dbrs.com

or to such other address as any party shall have provided to the other parties in writing. Any notice required to be delivered hereunder shall be deemed given if such notice is mailed by certified mail, postage prepaid, hand delivered or faxed to the address of such party as provided above.

SECTION 11. AMENDMENTS.

(a) This Agreement may be amended from time to time by the Issuer, the Administrator, the Issuer Loan Trustee and the Depositor, with the consent of the Required Noteholders (or the Administrative Agent acting at the direction of the Required Noteholders) and the holder of the Trust Certificate, and upon satisfaction of the Rating Agency Condition, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the holder of the Trust Certificate; provided, however, that no such amendment shall directly or indirectly (i) reduce in any manner the amount of or delay the timing of any distributions (changes in Early Amortization Events that decrease the likelihood of the occurrence thereof shall not be considered delays in the timing of Certificate or deposits of amounts to be so distributed) without the consent of each affected Noteholder and the holder of the Trust Certificate, (ii) change the definition of or the manner of calculating the interest of any Noteholder without the consent of each affected Noteholder or (iii) reduce the aforesaid percentage required to consent to any such amendment without the consent of each Noteholder.

(b) Promptly after the execution of any such amendment, the Administrator shall furnish a copy of such amendment to each Noteholder, the Administrative Agent and the holder of the Trust Certificate.

(c) It shall not be necessary for the consent of Noteholders under this Section 11 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Noteholders shall be subject to such reasonable regulations as the Administrator may prescribe.

(d) No amendment to this Agreement that affects the rights, duties, benefits, liabilities, protections, privileges, immunities or obligations of the Owner Trustee shall be effective without the prior written consent of the Owner Trustee, and the Owner Trustee may elect, but shall not be obligated, to enter into any such amendment.

SECTION 12. SUCCESSORS AND ASSIGNS.

This Agreement may not be assigned by the Administrator or the Depositor unless such assignment is previously consented to in writing by the other parties hereto and the Owner Trustee. An assignment with such consent and satisfaction, if accepted by the assignee, shall bind the assignee hereunder in the same manner as the Administrator or the Depositor, as applicable, is bound hereunder. If the Administrator consolidates with, merges or converts into, or transfers or sells all or substantially all of its business or assets to, another Person, the resulting, surviving or transferee Person, without any further act, shall be the successor Administrator. The Administrator shall provide the Issuer, the Noteholders, the Administrative Agent and, after posting on the Issuer’s 17g-5 Website, the Rating Agency, with prompt written notice after such merger, conversion or transfer.

Subject to the foregoing, this Agreement shall bind any successors, co-trustees or assigns of the parties hereto.

SECTION 13. GOVERNING LAW.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

EACH OF THE PARTIES HERETO IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE COUNTY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, ANY OBJECTION WHICH

IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO BRING ANY ACTION OR PROCEEDING AGAINST ANY OTHER PARTY HERETO OR ANY OF THEIR PROPERTY IN THE COURTS OF OTHER JURISDICTIONS.

EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE, AMONG ANY OF THEM ARISING OUT OF, CONNECTED WITH, RELATING TO AND INCIDENT TO THE RELATIONSHIP BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS.

SECTION 14. HEADINGS.

The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

SECTION 15. COUNTERPARTS.

This Agreement may be executed in counterparts, each of which when so executed shall together constitute one and the same agreement.

SECTION 16. SEVERABILITY.

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 17. LIMITATION OF LIABILITY OF OWNER TRUSTEE.

It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust, National Association, not individually or personally but solely as Owner Trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust, National Association but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust, National Association, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) Wilmington Trust, National Association has made no investigation as to the accuracy or completeness of any representations and warranties made by the Owner in this Agreement and (e) under no circumstances shall Wilmington Trust, National Association be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or any other related documents.

SECTION 18. ISSUER LIABILITY.

Notwithstanding the engagement of the Administrator and the Depositor by the Issuer to perform the covenants, duties and obligations of the Issuer and the Issuer Loan Trustee as set forth herein, the Issuer shall remain liable for all such covenants, duties and obligations under the Transaction Documents.

SECTION 19. BENEFIT OF AGREEMENT.

It is expressly agreed that in performing its duties under this Agreement, each of the Administrator and the Depositor will act for the benefit of Holders of the Securities as well as for the benefit of the Issuer, and that such obligations on the part of the Administrator shall be enforceable by the Indenture Trustee and the Issuer. The Owner Trustee is an express third-party beneficiary of this Agreement as if it were a party hereto.

SECTION 20. FIDUCIARY DUTY OF ADMINISTRATOR AND DEPOSITOR.

(a) The Administrator and the Depositor (collectively, the “Covered Persons”) agree to perform their duties under Section 1 and Section 2, respectively, of this Agreement in good faith and in the best interests of the Issuer, but only upon the express terms of this Agreement. The Covered Persons shall not have any implied duties (including fiduciary duties) or liabilities otherwise existing at law or in equity with respect to the Issuer in connection with the performance of their respective duties under this Agreement.

(b) The Covered Persons shall not be personally liable in connection with the performance of their respective duties under this Agreement, except that such limitation shall not relieve the Covered Persons of any personal liability they may have for any act or omission that constitutes bad faith, willful misconduct or gross negligence in the performance of their express duties under this Agreement.

SECTION 21. BANKRUPTCY MATTERS.

(a) To the fullest extent permitted by law and notwithstanding any prior termination of this Agreement, each of the Administrator and the Issuer Loan Trustee agree that it shall not file, commence, join, or acquiesce in a petition or proceeding, or cause the Depositor to file, commence, join, or acquiesce in a petition or proceeding, that causes (i) the Depositor to be a debtor under any Debtor Relief Law or (ii) a trustee, conservator, receiver, liquidator, or similar official to be appointed for the Depositor or any substantial part of its property.

(b) To the fullest extent permitted by law and notwithstanding any prior termination of this Agreement, each of the Administrator, the Depositor and the Issuer Loan Trustee agree that it shall not file, commence, join or acquiesce in a petition or proceeding, or cause the Issuer to file, commence, join, or acquiesce in a petition or proceeding, that causes (i) the Issuer to be a debtor under any Debtor Relief Law or (ii) a trustee, conservator, receiver, liquidator or similar official to be appointed for the Issuer or any substantial part of its property.

(c) The parties hereto agree that the provisions of this Section 21 shall survive the resignation or removal of any such party to this Agreement and the termination of this Agreement.

SECTION 22. LIMITED RECOURSE.

(a) Notwithstanding anything to the contrary contained herein, no recourse under or with respect to any obligation, covenant or agreement of the Depositor as contained in this Agreement or any of the other Transaction Documents or any other agreement, instrument or document to which the Depositor is a party shall be had against any incorporator, stockholder, affiliate, officer, employee or director of the Depositor by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of the Depositor contained in this Agreement and all other agreements, instruments and documents entered into pursuant hereto or in connection herewith are, in each case, solely corporate obligations of the Depositor. Notwithstanding any provisions contained in this Agreement to the contrary, the Depositor shall not, and shall not be obligated to, pay any fees, costs, indemnified amounts or expenses due pursuant to this Agreement until payment in full of all amounts that the Depositor is obligated to deposit in the Collection Account and the Principal Distribution Account pursuant to the Loan Purchase Agreement or the Sale and Servicing Agreement; provided, however, that the Noteholders shall be entitled to the benefits of the subordination of the Collections allocable to the Trust Certificate to the extent provided in the Indenture. Any amount which the Depositor does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in § 101 of the United States Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.), as amended from time to time) against or obligation of the Depositor for any such insufficiency unless and until funds are available for the payment of such amounts as aforesaid.

(b) Notwithstanding anything to the contrary contained herein, no recourse under or with respect to any obligation, covenant or agreement of the Issuer as contained in this Agreement or any of the other Transaction Documents or any other agreement, instrument or document to which the Issuer is a party shall be had against any incorporator, stockholder, affiliate, officer, employee or director of the Issuer by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of the Issuer contained in this Agreement and all other agreements, instruments and documents entered into pursuant hereto or in connection herewith are, in each case, solely corporate obligations of the Issuer. Notwithstanding any provisions contained in this Agreement to the contrary, the Issuer shall not, and shall not be obligated to, pay any fees, costs, indemnified amounts or expenses due pursuant to this Agreement other than in accordance with the order of priorities set forth in Section 8.06 of the Indenture. Any amount which the Issuer does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in § 101 of the United States Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.), as amended from time to time) against or obligation of the Issuer for any such insufficiency unless and until funds are available for the payment of such amounts as aforesaid.

(c) The parties hereto agree that the provisions of this Section 22 shall survive the resignation or removal of any such party to this Agreement and the termination of this Agreement.

SECTION 23. LIMITATION OF LIABILITY OF ISSUER LOAN TRUSTEE

(a) It is acknowledged and agreed that, in connection with the Issuer Loan Trustee’s execution and delivery of this Agreement and the performance of its duties and exercise of its rights hereunder, it shall be entitled to all of its rights, benefits, protections, indemnities and immunities set forth in the Issuer Loan Trust Agreement and any other relevant Transaction Document. Notwithstanding anything to the contrary herein, the Issuer Loan Trustee shall exercise all rights and remedies hereunder and provide any consents, directions, approvals, acceptances, determinations, rejections or other similar actions pursuant to this Agreement in accordance with directions received from the Issuer, and the Issuer Loan Trustee shall not have any liability for taking any such actions in accordance with such directions and shall not be liable for any failure or delay in taking such actions resulting from any failure or delay by such Person (or other applicable Person as may be expressly provided) in providing such direction.

(b) It is expressly understood and agreed by the parties hereto that (i) this Agreement is executed and delivered by Wells Fargo Bank, N.A., not individually or personally but solely as Issuer Loan Trustee for the benefit of the Issuer, in the exercise of the powers and authority conferred and vested in it under the Issuer Loan Trust Agreement, and (ii) under no circumstances shall Wells Fargo Bank, N.A. be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or the other Transaction Documents to which it is a party.

[signatures on following page]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

ONEMAIN FINANCIAL, INC., as Administrator

By:	/s/ Oona Robinson
Name: Oona Robinson
Title: Vice President & Assistant Treasurer

ONEMAIN FINANCIAL WAREHOUSE, LLC, as Depositor

By:	/s/ Oona Robinson
Name: Oona Robinson
Title: Vice President & Assistant Treasurer

ONEMAIN FINANCIAL WAREHOUSE TRUST

By:	Wilmington Trust, National Association, not in its individual capacity but solely as Owner Trustee of the Issuer

By:	/s/ Yvette L. Howell
Name: Yvette L. Howell
Title: Assistant Vice President

WELLS FARGO BANK, N.A., not in its individual capacity but solely as Issuer Loan Trustee

By:	/s/ Marianna C. Stershic
Name: Marianna C. Stershic
Title: Vice President

[Signature Page to Administration Agreement (OMFW)]